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EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

FactSet Limited
FactSet Data Systems, Inc.
FactSet France, Inc.
FactSet Europe S.a.r.l.
FactSet Europe Limited
FactSet France S.a.r.l.
FactSet GmbH
FactSet JCF S.A.S.
FactSet Italia S.r.l.
JCF Partners Limited
FactSet Holdings UK Limited
FactSet Research Limited UK
JCF Development Limited
Decision Data B.V.
FactSet Pacific, Inc.
JCF Information (Asia) Pte Limited
LionShares Europe S.A.S.
FactSet Mergerstat, LLC
FactSet CallStreet, LLC
Derivative Solutions, Inc.
FactSet TrueCourse, Inc.

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  EXHIBIT 21
SUBSIDIARIES OF THE COMPANY